Exhibit 99.1

FOR IMMEDIATE RELEASE

SECOND QUARTER AND SIX MONTHS 2014 FINANCIAL RESULTS RELEASED BY INRAD OPTICS, INC.

NORTHVALE, NJ, August 20 – Inrad Optics, Inc. (OTCBB: INRD) has reported its consolidated financial results for its second quarter and six months ended June 30, 2014.

Revenue for the second quarter was $2.2 million, down 17.3% from $2.7 million in the same period last year. For the six months ended June 30, 2014, revenue was $4.1 million compared to $5.8 million for the comparable period last year as the Company experienced a decrease in shipments in the defense and university & national labs markets. Increased shipments in laser systems and process control & metrology markets partially offset the overall decline. Sales to the Company’s top five customers represented approximately 47% of sales in six months ended June 30, 2014, compared to 35% last year.

Orders were $5.4 million and $4.8 million for the six months ended June 30, 2014 and 2013, respectively, an increase of 12.5%.

Gross profit for the second quarter of 2014 was $(141,000) including restructuring costs of $62,000, or (6.3%) of sales, versus $308,000 or 11.4% in the comparable quarter last year. For the six months ended June 30, 2014, gross profit decreased to $(277,000) including $121,000 of restructuring costs, or (6.7%) of sales compared to $1.0 million or 17.4% in 2013. The 2014 decrease in gross profit margin primarily reflects a lower and less profitable sales mix compared to 2013. The six months ended June 30, 2013 was favorably impacted by payroll savings of approximately $79,000, net of severance and other separation costs, related to a reduction in work-force.

The Company had a net loss of $(1,031,000) and $(1,906,000) for the three and six months ended June 30, 2014. This compares with a net loss of $(648,000) and $(817,000) in the comparable periods last year. Net loss per share was $(0.08) and $(0.16), basic and diluted, for the three months and six months ended June 30, 2014. For the three and six months ended June 30, 2013, the basic and diluted net loss per share was $(0.05) and $(0.07), respectively.

Net cash used in operating activities was $1,121,000 for the six months ended June 30, 2014 compared to net cash used of $134,000 last year. The difference primarily reflects the impact of the higher net loss in the six months ended June 30, 2014.

Investing activities in the six months ended June 30, 2014 include capital expenditures of $363,000 primarily related to the consolidation of the Florida operation in Northvale, NJ, net of proceeds from the sale of plant and equipment of $78,000. This compared with capital expenditures of $447,000 in the same period last year related mainly to the purchase of a plasma assist optical coating chamber and related expenditures for additional equipment and installation.

After investing and financing activities, net cash decreased by $1,492,000 versus a decrease of $624,000 last year. At June 30, 2014, the Company had cash and cash equivalents of $960,000.

President and CEO Amy Eskilson remarked “Our Q2 results, while unfavorable, represent a predicted function of our one-time consolidation costs and reduced shipments to our defense and university segment customers. Much more positively, I am pleased to report orders are up 15% in 2014 over the same period in 2013, resulting in a backlog that is up over $1.2 million or 28% from the start of the year. We continue to be successful at diversifying our customer base, represented by new orders in the medical, commercial sensing and inspection markets. Operationally, facility integration efforts are paying off and cost savings are being realized.

Additionally, the development and commercialization of the nuclear detection crystal stilbene continues to demonstrate success. In June, we were honored with two significant awards – a coveted SBIR Tibbetts Award from the Small Business Association, and an award from the US Department of Homeland Security’s Domestic Nuclear Detection Office.”

Inrad Optics, Inc. was incorporated in New Jersey in 1973. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics.”

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2013. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$959,636	$2,451,263
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2014 and 2013)	1,121,043	1,236,958
Inventories, net	2,917,718	3,129,855
Other current assets	103,409	144,581
Total current assets	5,101,806	6,962,657

Plant and equipment:
Plant and equipment, at cost	15,674,367	15,638,759
Less: Accumulated depreciation and amortization	(13,874,280	(13,931,775
Total plant and equipment	1,800,087	1,706,984

Precious Metals	483,676	474,960
Goodwill	311,572	311,572
Intangible Assets, net	319,479	358,760
Other Assets	33,122	33,122
Total Assets	$8,049,742	$9,848,055

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of other long term notes	$156,600	$156,600
Accounts payable and accrued liabilities	919,537	967,963
Customer advances	251,370	146,784
Total current liabilities	1,327,507	1,271,347

Related Party Convertible Notes Payable	2,500,000	2,500,000

Other Long Term Notes, net of current portion	635,339	712,868
Total liabilities	4,462,846	4,484,215

Commitments

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 12,354,093 shares issued at June 30, 2014 and 12,050,603 issued at December 31, 2013	123,543	120,508
Capital in excess of par value	18,419,966	18,293,782
Accumulated deficit	(14,941,663	(13,035,500
	3,601,846	5,378,790
Less - Common stock in treasury, at cost (4,600 shares)	(14,950	(14,950
Total shareholders’ equity	3,586,896	5,363,840

Total Liabilities and Shareholders’ Equity	$8,049,742	$9,848,055

INRAD OPTICS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Total revenue	$2,227,546	$2,694,598	$4,131,926	$5,771,724

Cost and expenses:
Cost of goods sold	2,307,000	2,386,866	4,288,678	4,764,894
Restructuring costs	61,951	—	120,616	—
Selling, general and administrative expenses	844,581	909,664	1,603,686	1,763,472
	3,213,532	3,296,530	6,012,980	6,528,366

Loss from operations	(985,986)	(601,932)	(1,881,054)	(756,642

Other expense:
Interest expense—net	(45,308)	(45,832)	(90,183)	(91,476
Gain on sale of plant and equipment	—	—	65,074	31,000
	(45,308)	(45,832)	(25,109)	(60,476

Net loss before income taxes	(1,031,294)	(647,764)	(1,906,163)	(817,118

Income tax (provision) benefit	—	—	—	—

Net loss	$(1,031,294)	$(647,764)	$(1,906,163)	$(817,118

Net loss per common share— basic and diluted	$(0.08)	$(0.05)	$(0.16)	$(0.07)

Weighted average shares outstanding— basic and diluted	12,349,490	12,046,003	12,133,666	11,926,328

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities:
Net (loss)	$(1,906,163)	$(817,118)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization	295,721	259,094
401K common stock contribution	71,255	80,922
(Gain) on sale of plant and equipment	(65,074)	(31,000)
Stock based compensation	57,964	80,284
Changes in operating assets and liabilities:
Accounts receivable	115,915	185,660
Inventories, net	212,137	200,393
Other current assets	41,172	46,797
Accounts payable and accrued liabilities	(48,427)	(26,180)
Customer advances	104,586	(112,512)
Total adjustments and changes	785,249	683,458
Net cash (used in) operating activities	(1,120,914)	(133,660)

Cash flows from investing activities:
Capital expenditures	(362,848)	(447,039)
Purchase of precious metal tools	(8,716)	—
Proceeds from sale of plant and equipment	78,380	31,000
Net cash (used in) investing activities	(293,184)	(416,039)

Cash flows from financing activities:
Principal payments on notes payable-other	(77,529)	(74,169)
Net cash (used in) financing activities	(77,529)	(74,169)

Net (decrease) in cash and cash equivalents	(1,491,627)	(623,868)

Cash and cash equivalents at beginning of period	2,451,263	3,089,013

Cash and cash equivalents at end of period	$959,636	$2,465,145

Supplemental Disclosure of Cash Flow Information:
Interest paid	$55,000	$59,000
Income taxes paid	$2,000	$2,000